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                                                                    EXHIBIT 10.3


                                  INTRODUCTION

The Deposit Guaranty Corp. Stock-Based Long-Term Incentive Plan (the "Plan") was adopted by the Board of Directors on December 17, 1985 and was approved by the shareholders of the Company on April 15, 1986. The Company is the sponsor of the Plan. The Company's address is 210 East Capitol Street, P. 0. Box 730, Jackson, Mississippi 39205 and its telephone number is (601) 354-8564.

                                    THE PLAN

         The following is a summary of the main provisions of the Plan. Such summary does not purport to be complete and is qualified in its entirety by express reference to the Plan, a copy of which may be obtained by any person to whom this Prospectus is delivered upon request.

Purpose of the Plan; Participation

         Participation in the Plan is limited to employees of the Company and its subsidiaries who are determined by the Board of Directors to be key employees and in position to make significant contributions toward the success of the Company and its subsidiaries. The purpose of the Plan is to attract and retain such employees.

         The Plan provides that the Board of Directors will administer the Plan. However, the Board may delegate all or any portion of its administrative responsibilities and powers under the Plan (including all of the powers described below, except for the power to amend, modify, suspend or terminate the Plan) to the Compensation Committee of the Board. The Plan provides that the Compensation Committee must be composed of not less than three (3) members of the Board who are not employees of the Company and who are not eligible to participate in the Plan.

         Under the Plan the Board may, in its discretion, grant incentive awards in the form of stock options, stock appreciation rights ("SARs") or restricted stock awards to employees of the Company and its subsidiaries who are determined by the Board to be key employees. The Board will have full power to interpret the Plan, resolve questions of fact, select awards to be made and the key employees who shall receive the awards, formulate the terms and conditions (not inconsistent with the Plan provisions) of Stock Option or Restricted Stock Agreements, and make all other determinations required in the administration of the Plan. The Board may include in any such agreement provisions pertaining to the effect of the employees' death, disability, retirement or other termination of employment on awards made to the employee.

Shares Subject to the Plan

         The maximum number of shares of Common Stock which may be granted is three hundred twenty thousand (320,000), subject to adjustments for stock dividends, stock splits, reorganizations, recapitalizations or similar adjustments.





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The shares of Common Stock to be issued by the Company under the Plan, may, at the discretion of the Board, be issued from the Company's authorized but unissued Common Stock, or from any available treasury stock. Shares subject to an option, right or award which terminates are again eligible for grant.

Stock Options

         The Plan provides for both Incentive Stock Options ("ISOs") specially tailored to qualify as such under the provisions of Section 422A of the Internal Revenue Code of 1954 (the "Code"),, as amended, and for options which do not qualify as ISOs, referred to as Supplemental Stock Options. The Board may designate any Option which satisfies the statutory requirements for ISOs as an ISO and may designate any Option granted as a Supplemental Stock Option, or the Board may designate a portion of an Option as an ISO and the remaining portion as a Supplemental Stock Option. The Plan further provides that any portion of an Option that is not designated as an ISO shall be a Supplemental Stock Option. An Option may not be assigned or hypothecated.

         Each Option granted under the Plan must be evidenced by a written option agreement specifying the number of shares that may be purchased by exercising the option and containing certain other essential terms and conditions consistent with the Plan as the Board shall determine to be applicable to that particular Option.

         To obtain the tax benefits of Section 422A of the Code, the Plan and the Option Agreements which will be used will establish special rules for ISOs. These rules require, among other things, that:

         (1) An ISO shall not be granted to an employee who, on the date of grant, owns directly or indirectly (within the meaning of the applicable Code sections), more than ten percent of the total combined voting power of all classes of stock of the Company (an exception to this rule applies if the Board provides in the related Option Agreement that the option price per share of Common Stock will not be less than 110% of the fair market value of a share of Common Stock on the date of-grant and that the option period will not extend past five years from the date of grant);

         (2) The options may be exercised only in the order in which they were granted;

         (3) The maximum aggregate fair market value of the stock for which ISOs may be granted to one employee in any calendar year may not exceed $100,000 plus any it unused limit carryover," as that term is defined in
Section 422A of the Code.

         The following provisions apply with regard to each Option granted under the Plan (whether it is an ISO or a Supplemental Stock Option):

         (1) The option price per share shall be equal to the fair market value per share on the date of grant, and in no event shall the option price be less than $1.00 per share;





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         (2)     Each Option must be granted within ten years from the date the
Plan is adopted by the Board;

         (3) The option exercise price must be paid in full at the time of exercise, in cash or in such other form as the Board may approve, including shares of the Company's Common Stock having an aggregate fair market value equal to the option price.

         The Plan provides that Supplemental Stock Options may be exercised at any time after the date of grant and, except as described in the chart below, will expire ten years from the date of grant. ISOs issued under the Plan may be exercised during the period beginning one year after the date of grant and, except as described in the chart below, ending not later than ten years from the date of grant. The Board may select at the time of grant a shorter option period or that the option shall terminate upon the occurrence of any event specified by the Board. In addition, the Board may permit or require an Option to be exercisable in installments..

         Upon termination of employment, a grantee must exercise all outstanding Options within the applicable time periods listed below, at the end of which time the Options will expire:

Event of Termination    ISOs             Supplemental  Stock   Options

Retirement              3 months         Normal Option Period applies
                                         (ten years from date of grant
                                         unless  otherwise   provided)

Total & Permanent
Disability              1 year           Normal Option Period applies
                                         (ten years from date of grant
                                         unless  otherwise   provided)

Death                   2 years          Normal Option Period applies
                                         (ten years from date of grant
                                         unless  otherwise   provided)

Other Termination of    Date of          Date of Termination
Employment              Termination


Stock Appreciation Rights

         Under the Plan SARs may be granted, at the discretion of the Board, in, connection with the grant of a Supplemental Stock Option or an ISO. However., the number of SARs that may be granted under the Plan with respect to each Option shall not exceed one-half of the shares of Common Stock under such Option. SARs entitle the grantee to receive the spread or difference between the fair market value of the stock subject to the Option and the option price. The SARs must be exercised in tandem with the related Supplemental Stock Option or ISO.





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Thus, each grantee who receives a SAR would be entitled to choose whether to exercise a SAR with respect to a number of shares of the Company's stock or in lieu thereof, exercise the Supplemental Stock Option or ISO for those shares. SARs are exercisable only when and to the extent that the related Option is exercisable, except that a SAR may not be exercised within six months after it is granted. A SAR shall expire or otherwise terminate simultaneously with the expiration or termination of the related Option. In addition, SARs shall be transferable only when the related Option is transferable and under the same conditions and shall be reduced by the amount of shares purchased pursuant to each exercise of the Option (and, likewise, the number of shares under the Option will be reduced by the number of SARs exercised).

         Upon the exercise of a SAR, the Company shall pay the employee the amount by which the fair market value of a share of the Company's Common Stock on the date of exercise exceeds the fair market value of a share of the Company's Common Stock on the date the SAR was granted. However, in no event will such excess amount be permitted to exceed 200% of the fair market value of a share of Common Stock on the date of grant. A SAR may not be exercised unless the fair market value of a share of Common Stock on the date of exercise exceeds the fair market value of a share of Common Stock on the date of grant.

         Payment upon exercise shall be in the form of the Company's Common Stock (at fair market value on the date of exercise), cash or a combination of cash and Common Stock as the Board may determine.

Restricted Stock Awards

         Restricted Stock Awards with respect to the Company's Common Stock will be made pursuant to Restricted Stock Agreements which describe conditions, terms and restrictions determined by the Board (including a "substantial risk of forfeiture" as defined under Section 83 of the Code and restrictions against transfer) with respect to such shares. Such restrictions could include, for example, the requirement of continued employment at the same or higher level with the Company. Except as described below, the shares awarded pursuant to Restricted Stock Awards shall vest (i.e., become free of forfeiture and transfer restrictions) according to the following schedule:

lst Annual Anniversary of  Grant  Date          20%   of  Award

2nd Annual Anniversary of  Grant  Date          20%   of  Award

3rd Annual Anniversary of  Grant  Date          20%   of  Award

4th Annual Anniversary of  Grant  Date          20%   of  Award

5th Annual Anniversary of  Grant  Date          20%   of  Award

         The Board has full discretion to revise the above vesting schedule without obligation to give prior notice before instituting such change.





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         In the event of retirement, total and permanent disability or death, the plan provides that the full amount of any Restricted Stock Award which has not vested at the time of such employee's retirement, total and permanent disability or death shall thereupon immediately vest in the employee unless the Board determines otherwise in the related Restricted Stock Agreement. If the employee's employment terminates for any reason other than retirement, total and permanent disability or death, any Restricted Stock Award which has not vested at the time of such employee's termination of employment is forfeited.

         Except for restrictions on sale, transfer or encumbrance of shares and the substantial risk of forfeiture, a grantee shall be entitled to all other rights of a shareholder, including dividend and voting rights. Legended certificates for restricted shares must be deposited with the Company or its designee, or in the Board's discretion, delivered to the grantee during the period in which the restrictions are in effect.

         The number of shares granted under Restricted Stock Awards must not exceed ten percent (10%) of the number of shares of Common Stock available to the Plan (32,000 shares).

         The Plan also provides that in the event of a merger or change in control (as that term is defined in Rule 405 under the Securities Act of 1933), the acquisition by any person or entity other than the Company of twenty-five percent (25%) or more of the Common Stock of the Company through a tender offer, exchange offer, or otherwise, or a sale of substantially all of the assets of the Company, the Restricted Stock Awards outstanding as of the date of such action shall vest in the respective grantee on such date. This provision, however, shall not apply if the Board (as it is constituted prior to such event of merger, change in "control," 25% or more stock acquisition or sale of assets) by a two-thirds vote, so elects.

General Plan Provisions

         Each award under the Plan is subject to the condition that if at any time the Board shall determine that a listing, registration or qualification of the shares represented thereby is required, or the consent or approval of any governmental regulatory agency is required or an agreement with the employee regarding disposition of shares is necessary or desirable, such award shall not be made until such requirement has been fulfilled or provided for to the satisfaction of the Board. Furthermore, the Company may, but is not obligated to, register any stock, to comply with exemptions from registration or take any other action to remedy or remove any prohibition or limitation on the issuance of or sale of stock to any Plan participant.

         Upon the issuance of the shares of Common Stock under the Plan, the Company has the right to require the recipient to remit to it any withholding tax with respect to such shares or indemnify the Company against such taxes. Cash payments under the Plan will be net of any amount sufficient to satisfy withholding tax requirements.

         The Plan expires ten years from date of its adoption by the Board (December 17, 1985), unless previously terminated by the Board.





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The Plan is not subject to any of the provisions of ERISA.

         Upon certain changes in the number of outstanding shares of the Company's Common Stock, the Board shall adjust the number of shares to be issued under the Plan and equitably adjust shares issuable under outstanding awards.

         The Board may amend, modify, suspend or terminate the Plan at any time, except that without shareholder approval the Board may not increase the maximum number of shares of Common Stock which may be issuable under the Plan (other than increases due to a change in capitalization), change the class of employees eligible to receive awards, extend the period during which any award may be exercised, extend the ten-year term of the Plan, or change the minimum option exercise price or the maximum amount payable on exercise of a SAR. The termination or any modification, suspension or amendment of the Plan shall not, without the consent of a participant, adversely affect the participant's right under an award previously granted. The power to amend, modify, suspend or terminate the Plan as described above may not be delegated by the Board.

         The recipient of a grant under the Plan (other than a Restricted Stock Award) shall have no rights as a shareholder with respect to such grant unless and until the issuance of certificates. Nothing in the Plan or in any agreement entered into pursuant thereto shall confer upon a participant any continuing employment rights. The existence of the Plan and Options, SARs and Restricted. Stock Awards under it shall not affect the right of the Board or shareholders of the Company to make adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or business nor the issuance of any securities or any other corporate act.

Restrictions on Resale Imposed by the Securities Act of 1933.

         Shares of the Company's Common Stock acquired by "affiliates" as that term is defined in the Rules and Regulations under the Securities Act of 1933 (the "Act") may be subject to restrictions on resale imposed by the Act. Such shares could be resold under the terms of Rule 144 of the Rules and Regulations, pursuant to another applicable exemption, if any, from the registration requirements of the Act, or pursuant to an effective registration statement filed with the Securities and Exchange Commission. Rule 144, among other things, limits the number of shares which may be sold in a three-month period. An "affiliate" is defined as a person that "directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with" the Company. Directors, executive officers and substantial shareholders are likely to be deemed "affiliates."

                        FEDERAL INCOME TAX CONSEQUENCES

         The Company understands the Federal income tax consequences of awards made under the Plan, based on current Federal income tax laws and regulations, to be as follows:





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(a)      If the requirements for Incentive Stock Option treatment are satisfied, the grantee normally is not subject to Federal income tax at the time of grant of the option or at the time of exercise, nor is the Company allowed a compensation expense deduction. However, if the stock is disposed of by the grantee within two years after the grant of the ISO or within one year after issuance to the grantee of the shares upon exercise, the difference between the fair market value of the stock at the time of exercise and the exercise price will be taxed to the grantee at ordinary income tax rates, and the Company will be entitled to a corresponding compensation expense deduction. Otherwise, any gain or loss upon disposition of the stock will be treated as long-term capital gain or loss to the grantee, and no deduction is available to the Company.

(b) In the case of Supplemental Stock Options, the grantee is not subject to Federal income tax at the time of grant of the option since the option, in the opinion of the Company, shall not have a readily ascertainable fair market value at the time of grant, nor is the Company allowed a compensation expense deduction at such time. Upon exercise, however, a grantee must include in ordinary income subject to federal income taxation, an amount equal to the excess, if any, of the fair market value of the option stock at the time the option is exercised over the exercise price. Any such amounts, to the extent that they constitute reasonable compensation, will be deductible by the Company in determining its taxable income. If the grantee sells the option stock at a price different from its fair market value at the time the option is exercised, the difference will be taxed to the grantee in accordance with regular capital gain rules as long-term or short-term capital gain or loss. The subsequent sale of option stock acquired upon the exercise of a Supplemental Stock Option will not result in any further tax consequences to the Company.

(c) The grantee of Stock Appreciation Rights ("SARs") will not be subject to Federal income tax at the time of receipt. Upon the exercise of a SAR, however, irrespective of whether granted in connection with an Incentive Stock Option, or a Supplemental Stock Option, the grantee will be deemed to have received compensation to the extent of any cash received and to the extent of the fair market value of any shares of stock received. Such compensation will be taxable to the Grantee as ordinary compensation income and the Company will be entitled to a compensation expense deduction of a like amount.

(d) The grantee of a Restricted Stock Award will be deemed to have received compensation at the time all or a portion of the restricted stock becomes either "transferrable" or no longer subject to a "substantial risk of forfeiture," as those terms are defined in Section 83 of the Internal Revenue Code of 1954, as amended (the "Code"). Such compensation income will be an amount equal to the excess of the fair market value of the stock at the time the stock becomes either "transferrable" or no longer subject to a "substantial risk of forfeiture," over the amount, if any, paid for the stock by the grantee. Alternatively, a grantee may elect to be taxed upon receipt of the restricted stock even though the restricted stock is both "non-transferrable" and subject to a "substantial risk of forfeiture," in which case the compensation income taxable to the I grantee is based on the fair market value of the stock at the time of election. The Company is entitled to a compensation expense deduction in an amount equal to the ordinary income realized by the grantee, and the deduction is allowed at the same time as compensation income is recognized by the grantee.





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         In addition, because the Plan provides for the immediate vesting of
Restricted Stock Awards in the event of a change in ownership, effective control of the Company, or in the ownership of a substantial portion of its assets, the "golden parachute" provisions of the Federal income tax law may apply to the Company and the grantee upon the occurrence of such an event. If the golden parachute provisions (contained in Sections 280C and 4999 of the Code) apply, the Company will not be allowed to deduct certain payments in excess of a statutorily-defined base amount ("excess parachute payments") if such excess is not reasonable compensation for personal services actually rendered or to be rendered by the grantee. Furthermore, a nondeductible twenty percent (20%) excise tax will be imposed on a grantee receiving any excess parachute payment. However, due to the limited number of Restricted Stock Awards authorized under the Plan, the Company believes that it is unlikely that the golden parachute provisions will be applicable to any Restricted Stock Awards that may be granted under the Plan.

(e) In each of the foregoing situations where the grantee is deemed to receive compensation income, the Company must, as a general rule, collect from the grantee federal withholding income taxes and must also meet withholding, contribution and matching requirements, where applicable, with regard to Social Security and Federal unemployment taxes.

                     MEMBERS OF THE BOARD OF DIRECTORS AND
                             COMPENSATION COMMITTEE

As of the date of this Prospectus, the following persons served as directors of the Company:

W. H. Holman, Jr.
Stuart C. Irby, Jr.
Howard L. McMillan, Jr.
Richard D. McRae
W. D. Mounger

W. R. Newman, III
E. B. Robinson,- Jr.
J. W. Underwood
J. Kelley Williams

         E. B. Robinson, Jr. is Chairman of the Board and Chief Executive Officer of the Company and the Company's primary subsidiary, Deposit Guaranty National Bank (the "Bank"). Howard L. McMillan is President and Chief Operating officer of the Company. All directors of the Company also serve as directors of the Bank. In certain instances, officers and directors of the Company also serve as officers and directors of the Company's other subsidiaries.





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         As of the date of the Prospectus, the following directors served as members of the Compensation Committee:

Stuart C. Irby, Jr., Chairman
J. Kelley Williams
W. R. Newman, III

         Correspondence to the Board of Directors or the Compensation Committee should be addressed to the Company, 210 East Capitol Street, P. 0. Box 730, Jackson, Mississippi 39205 for their attention.

                                 LEGAL MATTERS

         The validity of the shares of Common Stock offered pursuant to the Plan is being passed upon by Watkins Ludlam & Stennis, 20th Floor, Deposit Guaranty Plaza, Jackson, Mississippi 39201.

                                INDEMNIFICATION

         Under Mississippi corporate law, a corporation is authorized, but not required, to indemnify directors and officers of the corporation against expenses actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which he is made a party by reason of being or having been a director or officer, except where the director or officer is adjudged to be liable for negligence or misconduct in the performance of duty or for a violation of the Mississippi Antitrust and Fair Trade Statutes. A corporation is also authorized by statute to make any other indemnification authorized by its articles of incorporation, or by a bylaw or resolution adopted by the shareholders of the corporation after notice.

         Under Article Nine of the Company's Articles of Incorporation the Company is required to indemnify any person who was or is a party or is threatened to be made a party to a civil, criminal, administrative or investigative action (other than an action by or on behalf of the Company) because he is or was an officer, director, employee or agent of the Company, or is or was at the request of the Company serving as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred. In case of an action by or on behalf of the Company, the Company is required to provide indemnity for expenses (including attorneys' fees) actually and reasonably incurred in connection with such action if such person is not adjudged to be liable for negligence or misconduct in the performance of his duty or if a court determines that despite the negligence or misconduct, in view of all the circumstances, indemnity for expenses is proper.





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         Indemnification may be made in specific cases only if a determination is made by either a disinterested quorum of the Board of Directors, independent legal counsel, the shareholders of the Company or a court of competent jurisdiction that the person seeking indemnification acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to criminal actions, the person had no reasonable cause to believe his conduct was unlawful. Indemnification under Article Nine is not extended to suits instituted by the person seeking indemnification, unless the Board of Directors approves otherwise.

         The Company may pay expenses incurred in advance of the final disposition of an action, if the Board of Directors approves and if the person seeking indemnification undertakes (or someone undertakes on his behalf) to repay the Company if it is ultimately determined that he is not entitled to indemnification under Article Nine.

         Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.





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